EXHIBIT 23.1

                                                                  EXHIBIT 23.1

                          Independent Auditors' Consent


The Board of Directors
Donegal Group Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our reports refer to a change in the Company's method of accounting for investment securities by adopting the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                                   KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
June 21, 1996